EXHIBIT 10.2

Third Amendment to Vivarium Agreement

This Third Amendment to Vivarium Agreement ("Third Amendment") is dated July 20, 2020 ("Third Amendment Effective Date") and is entered into by and between Cue Biopharma, Inc. ("Licensee") and MIL 21E, LLC ("Licensor").

WHEREAS, Licensor and Licensee are parties to a certain Vivarium Agreement dated September 20, 2018, as amended by a certain First Amendment to Vivarium Agreement dated October 31, 2018, and as amended by a certain Second Amendment to Vivarium Agreement dated September 19, 2019 (together "Vivarium Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Vivarium Agreement. This Third Amendment shall be governed by the terms of the Vivarium Agreement and if there is any conflict between the covenants and representations contained in the Vivarium Agreement and this Third Amendment, the terms of the Vivarium Agreement shall prevail and be binding upon Licensor and Licensee; and

NOW THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee agree to add the following provisions to the Vivarium Agreement:

1.	Section 2 of the Vivarium Agreement shall be modified so that the Vivarium Term shall expire on June 14, 2022.

2.

Except as expressly amended hereby, all terms and conditions of the Vivarium Agreement shall remain unchanged and in full force and effect with the exception of the First Amendment which terms shall be considered nullified as of the Third Amendment Effective Date. The amendment made herein shall be effective as of the Third Amendment Effective Date. This Third Amendment may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same document. The Vivarium Agreement shall, together with this Third Amendment, be read and construed as a single instrument.

LICENSOR:LICENSEE:

By:	/s/ Amrit Chaudhuri	By:	/s/ Daniel R. Passeri
Name:	Amrit Chaudhuri	Name:	Daniel R. Passeri
Title:	CEO	Title:	Chief Executive Officer